UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

NATIVE AMERICAN ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54088	65-0777304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108-18 Queens Blvd Suite 901

Forest Hills  NY  11375

(Address of principal executive offices, including zip code)

(718) 408-2323

 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Options under the 2011 Equity Incentive Plan

On September 14, 2012 (the “Grant Date”), the Board of Directors (the "Board") of Native American Energy Group, Inc. (the "Company") pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) approved the grant of stock option awards to its named executive officers and a consultant of the Company (the “Options”) as set forth in the table below.

All of the officer’s options vest in equal yearly increments over a four-year period beginning on the first anniversary date of the Grant Date and the consultant’s options vest in equal yearly increments over a two-year period beginning on the first anniversary date of the Grant Date. Payment of the exercise price may be made in cash, by certified or cashier’s check or on a cashless basis. The Option grants were made pursuant to the terms of each officer’s respective employment agreement and a consulting agreement with the Consultant. All of the Options are intended to be incentive stock options for tax purposes.

Named Executive Officer	Stock Options Granted	Grant Date	Exercise Price	Expiration Date (2)
Joseph G. D’Arrigo, President & Chief Executive Officer	2,000,000	September 14, 2012	$2.00 (1)	September 13, 2017

Raj S. Nanvaan, Chief Financial Officer & Chief Operations Officer	2,000,000	September 14, 2012	$2.00 (1)	September 13, 2017

Richard Ross, Corporate Secretary & Chief Communications Officer	2,000,000	September 14, 2012	$0.20	September 13, 2022

Doyle A. Johnson, Chief Geologist &, Petroleum Engineer	2,000,000	September 14, 2012	$0.20	September 13, 2022

Linda C. Chontos, Administrative Operations Officer	2,000,000	September 14, 2012	$0.20	September 13, 2022

Consultant
J.R. Bautista Consultant	1,000,000	September 14, 2012	$0.20	September 13, 2014

(1)	Mr. D’Arrigo and Mr. Nanvaan, rather than accept the exercise price of $0.20 per share, have elected to increase the exercise price for such options to $2.00 per share, significantly higher than the highest price at which the Company’s Common Stock has traded on the OTCQB Market since its shares began trading in June 2012 shortly after the Depository Trust Company (DTC) restored electronic clearance and settlement services for the Company’s “NAGP” security. The number of option shares and vesting requirements remain unchanged.

(2)	The Options granted to Joseph G. D’Arrigo and Raj S. Nanvaan are five (5) year options to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and the Options granted to Messrs. Ross and Johnson and Mrs. Chontos are ten (10) year options to purchase shares of the Company’s Common Stock. As Mr. D’Arrigo and Mr. Nanvaan are ten percent stockholders, their options are not exercisable after the expiration of five (5) years from the date of grant pursuant to the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2012	NATIVE AMERICAN ENERGY GROUP, INC.

	By:	/s/ Joseph G. D’Arrigo
Joseph G. D’Arrigo
Chief Executive Officer